Exhibit 99.1

Auriga Laboratories Announces the Formation of A.T.S. Pharmaceuticals, a Specialty Division dedicated to Dermatology and Gastroenterology

Wednesday June 20, 8:45 am ET

Company Launches Specialty Division with 46 Sales Representatives

LOS ANGELES—(BUSINESS WIRE)—Auriga Laboratories, Inc. (OTCBB:ARGA — News), a specialty pharmaceutical company with products for the treatment of acute respiratory diseases, dermatological conditions, and xerostomia, announced today that it has formed Advanced Topical Solutions (A.T.S. Pharmaceuticals), a new division with a 46 person national sales team, dedicated primarily to Dermatologists with a secondary focus on Gastroenterologists and Colon-Rectal Specialists. The national sales force is expected to be launched later this week.

Within the Dermatology sector, the initial product focus will be dermatologists who prescribe AKURZATM Cream & Lotion (salicylic acid 6%). Dermatologists account for 85% of the total salicylic acid 6% cream/lotion prescriptions. AKURZATM is a topical aid in the removal of excessive keratin in hyperkeratotic skin disorders including verrucae, and the various ichthyoses (vulgaris, sex-linked and lamellar), keratosis palmaris and plantaris keratosis pilaris, pityriasis rubra pilaris, and psoriasis (including body, scalp, palms and soles). 6% salicylic acid lotion/cream represents a $28 million US based market1.

The Company expects to add two additional products next month, with other products to follow later this year and in 2008. The U.S. Dermatology market exceeds $4.2 billion in sales1 with more than 44 million prescriptions written on an annual basis1.

“We believe our entry into the dermatological and gastroenterology markets further diversifies our revenue base and allows us to expand into a highly attractive market,” said Philip S. Pesin, CEO of Auriga. “With more than $4.2 billion in annual sales, we think we will be able to replicate our successful sales model in this promising area. In addition, since the dermatology market is not seasonal, our entry into this market will allow us to offset some of the seasonality from our other businesses.”

About AkurzaTM Cream/Lotion

AKURZA™ is contraindicated in any patient known to be sensitive to salicylic acid or any of the ingredients listed on the product label.  AKURZA™ should not be used in children under two years of age.  Excessive erythema and scaling conceivably could result from use on open skin lesions.

About Auriga LaboratoriesTM

Auriga Laboratories is a specialty pharmaceutical company building an industry changing commission based-sales model. The company’s high-growth business model combines driving revenues through a variable cost commission-based sales structure, acquisition of proven brand names, introduction of new brands, and a strategic development pipeline, all of which is designed to enhance its growing direct relationships with physicians nationwide. Auriga’s exclusive prescription and over-the-counter product portfolio includes Aquoral(TM) for the treatment of Xerostomia, Akurza(TM) and Xyralid(TM) dermatology products, and the Zinx(TM), Extendryl®, and Levall® families of products for relief of symptoms associated with a range of acute respiratory diseases. For more information, visit: www.aurigalabs.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to the company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. The company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding the company’s ability to increase its sales force and the success of such sales force in selling its products in light of competitive and other factors, the regulatory status and/or regulatory compliance of its products, the estimated market for hair products, the development of additional products, its ability to sustain market acceptance for its products, its dependence on collaborators, the company’s exposure to product liability claims, and the company’s prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

Contact:
Auriga Laboratories, Inc.
Philip S. Pesin, 310-461-3606
Fax: 310-564-1991
ppesin@aurigalabs.com
or
CEOcast, Inc.
Andrew Hellman, 212-732-4300
Adhellman@ceocast.com

1 Wolters Kluwer Health Inc. TRx MAT for the period ending 4/07